ARTICLES OF DOMESTICATION

OF

Boston Carriers Inc.
Reg. No. 82614

REPUBLIC OF THE MARSHALL ISLANDS

REGISTRAR OF CORPORATIONS

DUPLICATE COPY

The original of this Document was filed in accordance with section 127(1) of the Business Corporations Act on

NON RESIDENT

March 2, 2016

Deputy Registrar

THE REPUBLIC OF THE MARSHALL ISLANDS
REGISTRAR OF CORPORATIONS

CERTIFICATE OF REGISTRATION OF DOMESTICATION/REDOMICILATION

I HEREBY CERTIFY, that

Boston Carriers Inc
Reg. No. 82614

A corporation organized (chartered, incorporated, etc) under the laws of **Nevada** on **July 31, 2001,** and formerly known as **Integrated Impatient Solutions Inc.**, has domesticated/redomiciled into the Republic of the Marshall Islands on

March 2, 2016

and that upon such examination, as indicated by the records of this Registry, said corporation continues as a Marshall Islands corporation governed by the provisions of the Business Corporations Act.

The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the Corporation's registered agent at such address is The Trust Company of the Marshall Islands, Inc.

WITNESS my hand and the official seal of the Registry on **March 2, 2016.**

Deputy Registrar

APOSTILLE

(Hague Convention of 5 October 1961/
Convention de la Haye du October 1961)

1. Country: The Republic of the Marshall Islands

This Public Document

2. has been signed by: G. Andritsopoulou

3. acting in the capacity of: Deputy Registrar, Republic of the Marshall Islands

4. bears the seal/stamp of: Registrar of Corporations, Republic of the Marshall Islands

Certified

5. at: Piraeus, Greece 6. on: March 2, 2016

7. by: Special Agent of the Republic of the Marshall Islands

8. Number: P-05073-03/16

9. Seal /stamp: 10: Signature:

ARTICLES OF DOMESTICATION OF
INTEGRATED INPATIENT SOLUTIONS, INC.
UNDER SECTION 127 OF THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT

The undersigned, *Antonios Bertsos CEO* of *Intergrated Inpatient Solutions Inc.*, a corporation incorporated under the laws of Nevada, for the purpose of transferring the domicile of the Corporation to the Marshall Islands and continuing its existence, does hereby certify that:

1. The name of the Corporation is: Integrated Inpatient Solutions Inc.

2. Upon redomiciliation, the name of the Corporation is hereby amended as follows:

   The name of the corporation shall be: Boston Carriers Inc.

   The amendment was authorized by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

3. The Corporation was organized under the laws of *Nevada*, on the 31st day of July, 2001, and presently has a domicile in in *Nevada US, and registered address at 100 Linton Boulevard, Suite 213-B, Delray Beach, FL 33483.*

4. This transfer of domicile has been approved by all necessary corporate action.

5. Transfer of domicile is not expressly prohibited under the law of the Corporation's present domicile.

6. This transfer is made in good faith and will not serve to hinder, delay, or defraud existing shareholders, creditors, claimants, or other parties in interest.

7. The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the Corporation's Registered Agent at such address is The Trust Company of the Marshall Islands, Inc.

8. Transfer of domicile will be effective from March 21·2016.

9. The information required to be included in the Articles of Incorporation under section 28 of the Marshall Islands Business Corporations Act is set forth in the Articles of Incorporation annexed hereto, which are to be effective as the Articles of Incorporation of the Corporation upon the filing of these Articles of Domestication with the Registrar or Deputy Registrar of Corporations.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Domestication on this 2nd day of March, 2016.

[signature]

Authorized Person, CEO
Antonios Bertsos

ARTICLES OF INCORPORATION OF
BOSTON CARRIERS INC.
UNDER SECTIONS 28 AND 127 OF THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT

A. The name of the Corporation is: Boston Carriers Inc.

B. The Corporation was formed under the laws of Nevada on the 31st day of July, 2001 as a Public company and redomiciled to the Marshall Islands as of the date of the filing of these Articles of Domestication and Articles of Incorporation. Pursuant to section 127(3) of the Business Corporations Act, the existence date of the Corporation will be the date the Corporation was originally formed.

C. Upon redomiciliation, the Corporation will be governed under the laws of the Republic of the Marshall Islands.

D. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act and without in any way limiting the generality of the foregoing, the corporation shall have the power:

(1) To purchase or otherwise acquire, own, use, operate, pledge, hypothecate, mortgage, lease, charter, sub-charter, sell, build, and repair steamships, motorships, tankers, sailing vessels, yachts, tugs, lighters, barges, and all other vessels and craft of any and all motive power whatsoever, including landcraft, and any and all means of conveyance and transportation by land or water, together with engines, boilers, machinery equipment and appurtenances of all kinds, including masts, sails, boats, anchors, cables, tackle, furniture and all other necessities thereunto appertaining and belonging, together with all materials, articles, tools, equipment and appliances necessary, suitable or convenient for the construction, equipment, use and operation thereof; and to equip, furnish, and outfit such vessels and ships.

(2) To engage in ocean, coastwise and inland commerce, and generally in the carriage of freight, goods, cargo in bulk, passengers, mail and personal effects by water between the various ports of the world and to engage generally in waterborne commerce.

(3) To purchase or otherwise acquire, own, use, operate, lease, build, repair, sell or in any manner dispose of docks, piers, quays, wharves, dry docks, warehouses and storage facilities of all kinds, and any property, real, personal and mixed, in connection therewith.

(4) To act as ship's husband, ship brokers, custom house brokers, ship's agents, manager of shipping property, freight contractors, forwarding agents, warehousemen, wharfingers, ship chandlers, and general traders.

(5) To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic, or government or colony or any dependency thereof.

(6) To appoint or act as an agent, broker, or representative, general or special, in respect of any or all of the powers expressed herein or implied hereby; to appoint agents, brokers or representatives.

(7) To carry on its business, to have one or more offices, and to exercise its powers in foreign countries, subject to the laws of the particular country.

(8) To borrow or raise money and contract debts, when necessary, for the transaction of its business or for the exercise of its corporate rights, privileges or franchise or for any other lawful purpose of its incorporation; to draw, make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures, and other instruments and evidences of indebtedness either secured by mortgage, pledge, deed of trust, or otherwise, or unsecured.

(9) To give a guarantee not in furtherance of corporate purposes when authorized by majority vote of shareholders entitled to vote thereon and, when authorized by like vote, such guarantee may be secured by mortgage or pledge or creation of security interest in corporate property.

(10) To purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description.

(11) To apply for, secure by purchase or otherwise hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent, patent rights, licenses, privileges, inventions, improvements and processes, copyrights, trademarks, and trade names, relative to or useful in connection with any business of this corporation.

(12) To purchase or otherwise acquire, underwrite, hold, pledge, turn to account in any manner, sell, distribute, or otherwise dispose of and generally to deal in, bonds, debentures, notes, evidences of indebtedness, shares of stock, warrants, rights, certificates, receipts or any other instruments or interests in the nature of securities created or issued by any person, partnership, firm, corporation, company, association, or other business organizations, foreign or domestic, or by any domestic or foreign governmental, municipal or other public authority, and exercise as holder or owner of any such securities all rights, powers and privileges in respect thereof; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any such securities and to aid by loan, subsidy, guaranty or otherwise those issuing, creating or responsible for any such securities; to acquire or become interested in any such securities by original subscription, underwriting, loan, participation in syndicates or otherwise, and irrespective of whether such securities be fully paid or subject to future payments; to make payments thereon as called for or in advance of calls or otherwise and to underwrite or subscribe for the same conditionally or otherwise and either with a view to resale or investment or for any other lawful purpose; and in connection therewith or otherwise to acquire and hold membership in or otherwise secure trading privileges on any board of trade, exchange or other similar institution where any securities are dealt in and to comply with the rules of any such institution; as used herein the term "securities" shall include bonds, debentures, notes, evidences of indebtedness, shares of stock, warrants, options, rights, certificates, receipts or any other instruments or interests in the nature of securities of any kind whatsoever which a corporation organized under the Business Corporations Act of the Republic of the Marshall Islands is legally permitted to acquire or deal in, by whomsoever issued or created; the term "person" shall include any person, partnership, firm, corporation, company, association or other business organization, domestic or foreign governmental, municipal or other public authority.

(13) To purchase or otherwise acquire, hold, pledge, turn to account in any manner, import, export, sell, distribute or otherwise dispose of, and generally to deal in, commodities and

products (including any future interest therein) and merchandise, articles of commerce, materials, personal property and real property of every kind, character and description whatsoever, and any interest therein, either as principal or as a factor or broker, or as commercial, sales, business or financial agent or representative, general or special, or, to the extent permitted by the laws of the Marshall Islands, in any other capacity whatsoever for the account of any domestic or foreign person or public authority, and in connection therewith or otherwise to acquire trading privileges on any board of trade, exchange or other similar institution where any such products or commodities or personal or real property are dealt in, and to comply with the rules of any such institution.

(14) To engage in any mercantile, manufacturing or trading business of any kind or character whatsoever and to do all things incidental to such business.

(15) To carry on the business of warehousing and all business incidental thereto, including the issuing of warehouse receipts, negotiable or otherwise, and the making of advances or loans upon the security of goods warehoused.

(16) To purchase, lease or otherwise acquire, hold, own, mortgage, pledge, hypothecate, build, erect, construct, maintain and operate, develop, improve and sell, lease or otherwise dispose of lands, and improvements, warehouses, factories, buildings, structures, piers, wharves, mills, dams, stores and dwellings and all other property and things of whatsoever kind and nature, real, personal or mixed, tangible or intangible, suitable or necessary in connection with any of the purposes hereinabove or hereinafter set forth, or otherwise deal with or in any such properties.

(17) To cause to be formed, merged, reorganized or liquidated, and to promote, take charge of, in any way permitted by law, the formation, merger, reorganization or liquidation of any person.

(18) To acquire all or any part of the good will, rights, property and business of any person, heretofore or hereafter engaged in any business similar to any business which the Corporation has power to conduct, to pay for the same in cash or in the securities of the Corporation or otherwise, to hold, utilize and in any manner dispose of the whole or any part of the rights and property so acquired, and to assume in connection therewith any liabilities of any such person, and conduct in any lawful manner the whole or any part of the business thus acquired.

(19) To make, enter into and carry out any arrangements with any person or public authority, to obtain therefrom or otherwise to acquire by purchase, lease, assignment or otherwise any powers, rights, privileges, immunities, franchises, guarantees, grants and concessions, to acquire, hold, own, exercise, exploit, dispose of and realize upon the same, and to undertake and prosecute any business dependent thereon provided it is such a business as this Corporation may engage in; and to promote, cause to be formed and aid in any way any person for any such purpose.

(20) To make and issue trust receipts, deposit receipts, certificates of deposit, interim receipts, or any other receipts for, or certificates of deposit for, any securities or interest therein; to acquire and exercise any proxies or powers of attorney or other privileges pertaining to any securities or interest therein.

(21) To render advisory, investigatory, supervisory, managerial or other like services, permitted to corporations, in connection with the promotion, organization, reorganization, recapitalization, liquidation, consolidation or merger of any person or in connection with the issuance, underwriting, sale or distribution of any securities issued in connection

therewith or incidental thereto; and to render general investment advisory or financial advisory or managerial services to any person or public authority.

(22) To cause or allow the legal title, or any legal or equitable estate, right or interest in any property, whether real, personal or mixed, owned, acquired, controlled or operated by the Corporation, to remain or to be vested or registered in the name of or operated by, any person, formed or to be formed, either upon trust for or as agents or nominees of, this Corporation, or upon any other proper terms or conditions which the Board of Directors may consider for the benefit of the Corporation.

(23) To enter into any lawful arrangements for sharing profits, union of interest, reciprocal concession or cooperation with any person or public authority, in the carrying on of any similar business which the Corporation is authorized to carry on, or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the Corporation.

(24) To the extent suitable or necessary to carry out any of the purposes hereinbefore or hereinafter set forth, but only in so far as the same may be permitted to be done by a corporation organized under the Business Corporations Act of the Republic of the Marshall Islands, to buy, sell and deal in foreign exchange.

(25) To invest its uninvested funds and/or surplus from time to time to such extent as the Corporation may deem advisable in securities or in call and/or in time loans or otherwise, upon such security, if any, as the Board of Directors may determine, but the Corporation shall not engage in the banking business or exercise banking powers, and nothing in these Articles contained shall be deemed to authorize it to do so.

(26) To issue, purchase, hold, sell, transfer, reissue or cancel the shares of its own capital stock or any securities of the Corporation in the manner and to the extent now or hereafter permitted by the Business Corporations Act of the Republic of the Marshall Islands; and provided further that shares of its own capital stock owned by the Corporation shall not be voted upon directly or indirectly, nor counted as outstanding for the purpose of any stockholders' quorum or vote.

(27) To act in any and all parts of the world in any capacity whatsoever as agent, broker, or representative, general or special, for any person or public authority.

(28) To do any and all of the acts and things herein set forth, as principal, factor, agent, contractor, or otherwise, either alone or in company with others; and in general to carry on any other similar business which is incidental or conducive or convenient or proper to the attainment of the foregoing purposes or any of them and which is not forbidden by law; and to exercise any and all powers which now or hereafter may be lawful for the Corporation to exercise under the laws of the Marshall Islands; to establish and maintain offices and agencies wherever situated; and to exercise any or all of its corporate powers and rights.

E. The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the Corporation's registered agent at such address is The Trust Company of the Marshall Islands, Inc.

F. The aggregate number of shares of stock that the Corporation is authorized to issue is two billion and ten million (2,010,000,000) shares of capital stock of which (i) of which (i) two billion (2,000,000,000) shares shall be registered shares of common stock, par value of US$0.0001 per share (the "Common Shares") registered shares; (iii) one million eight hundred and fifty thousand (1,850,000) shares shall be registered preferred shares, each with a par value of US$0.0001 (the "Series A Preferred Shares"), this Series A Preferred Stock will automatically convert, with no action by the holders thereof, into shares of common stock of the Corporation at a rate of 1,000 shares of common stock for each Series A Preferred share, on the date that is five (5) business days following the distribution by the Corporation of a cash dividend to the shareholders of its common stock of all amounts received by the Corporation as a refund to the Corporation from the United States Internal Revenue Service in connection with the Corporation's 2014 federal tax return less a maximum of $20,000 which would solely be used to pay the Corporation's obligation under a settlement agreement relating to the Strong v. Strong lawsuit (the "Dividend"). The Series A Preferred Shares are not participating shares and prior to conversion the holders thereof shall not receive any dividend or other distribution from the Corporation and no portion of the Dividend will be distributed for the benefit of the holders of Series A Preferred shares. Prior to conversion, however, the holders of Series A Preferred shares shall be entitled to vote on all matters on which holders of common stock are entitled to vote and shall vote as if such Series A Preferred shares had converted, provided however, that the holders of Series A Preferred shares shall not be entitled to vote on any matter which would amend the terms of and restrictions on the Series A Preffered shares. (iv) two hundred and fifty thousand (250,000) shares shall be registered preferred shares, each with a par value of US$0.0001 (the "Series B Preferred Shares") with the holder of this Series B Preferred stock having the right to convert the preferred stock into common stock at a ratio of ten shares of common stock for each share of preferred stock held and having no other right and (v) seven million nine hundred thousand (7,900,000) shares shall be registered preferred shares, each with a par value of US$0.0001 (the "Series C Preferred Shares") .

G. The Corporation shall have every power which a corporation now or hereafter organized under the Marshall Islands Business Corporations Act may have.

H. The Board of Directors as well as the shareholders of the Corporation shall have the authority to adopt, amend or repeal the bylaws of the Corporation.

Antonios Bertsos
Authorized Person
CEO/Integrated Inpatient Solutions Inc.

ACKNOWLEDGEMENT

Date : 2nd day of March 2016

I acknowledge that ANTONIOS BERTSOS known to me to be the individual described within, executed the foregoing instrument on 2nd day of March 2016 and that the execution thereof was his/her act and deed.

E. Gigourtak
Special Agent

SPECIAL AGENT OF THE MARSHALL ISLANDS
SEAL